exhibit 23.2

Beckstead and Watts, LLP
Certified Public Accountants

                                     3340 Wynn Road, Suite B
                                         Las Vegas, NV 89102
                                                702.257.1984
                                            702.362.0540 fax


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated February 24, 2003, accompanying the financial statements of Eagle Golf Corporation on Form SB-2/A for the year ended December 31, 2002 and for the period of February 20, 1996 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Eagle Golf Corporation on Form SB-2/A.


Signed,

/s/ Beckstead and Watts, LLP

June 25, 2003


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